UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1 2006

INTERNATIONAL DISPLAYWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-27002 (Commission File Number)	94-3333649 (I.R.S. Employer Identification No.)

1613 Santa Clara Drive, Suite 100

Roseville, California 95661

(Address and telephone number of principal executive offices) (Zip Code)

(916) 797-6800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Section 7.01	Regulation FD Disclosure

On February 1, 2006, International DisplayWorks, Inc. (the “Company”) issued a press release announcing the consummation of the sale and issuance of an aggregate of 12,420,000 shares of the Company’s common stock, including the underwriters’ over allotment option of 1,620,000 shares, at $5.80 per share. Net proceeds from the offering were approximately $67.9 million. Upon completion of the sale and issuance, the Company had approximately 44,472,829 shares issued and outstanding.

A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Section 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press release dated February 1, 2006, titled “International DisplayWorks Closes Offering of Common Stock, Including Exercise of “Green Shoe” Option.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL DISPLAYWORKS, INC.,
a Delaware Corporation

Dated: February 1, 2006
/s/ Alan Lefko Alan Lefko, Vice President of Finance

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